Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED BUSINESS MANAGEMENT AGREEMENT (this “Amendment”), dated as of October 27, 2016, is entered into by and among Inland Residential Properties Trust, Inc., a Maryland corporation (the “Company”), Inland Residential Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”), and Inland Residential Business Manager & Advisor, Inc., an Illinois corporation (the “Business Manager”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Amended and Restated Business Management Agreement, dated as of August 8, 2016 (the “Business Management Agreement”).

WITNESSETH:

WHEREAS, the Company, the Operating Partnership and the Business Manager desire to amend the Business Management Agreement to eliminate the provision of subordinated management performance interests issuable to the Business Manager by the Operating Partnership.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.	The definitions of “Class T Shares” and “Class M Unit” in Section 1 of the Business Management Agreement are hereby deleted in their entirety.
2.	Section 7(b) of the Business Management Agreement is hereby deleted in its entirety.
3.	Section 16 of the Business Management Agreement is hereby deleted in its entirety and the following new Section 16 is substituted in its place:

16. Action Upon Termination; Survival of Certain Provisions. Except as otherwise set forth in this Agreement, upon termination of this Agreement, the parties shall have no further liability or obligation hereunder, provided this Section 16 shall survive termination of this Agreement. The Business Manager shall not be entitled to compensation under this Agreement after the date of termination, but shall be paid all compensation accruing or accrued to the date of termination, or which the Business Manager has deferred and then elects to be paid at the time of termination; provided, that with respect to any Business Management Fee payable under Section 7(a) of this Agreement for the calendar quarter in which the termination occurred, the Business Manager shall be paid on a pro rata basis through the date of termination, based on the number of days for which the Business Manager served as such under this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY: Inland Residential Properties Trust, Inc.			BUSINESS MANAGER: Inland Residential Business Manager & Advisor, Inc.

By:	/s/ Mitchell A. Sabshon		By:	/s/ Roberta S. Matlin
Name:	Mitchell A. Sabshon		Name:	Roberta S. Matlin
Its:	Chief Executive Officer		Its:	Vice President

OPERATING PARTNERSHIP: Inland Residential Operating Partnership, L.P.

By:	Inland Residential Properties Trust, Inc.
Its:	General Partner

	By:	/s/ David Z. Lichterman
	Name:	David Z. Lichterman
	Its:	Vice President, Treasurer and Chief Accounting Officer

Signature Page – First Amendment to Amended and Restated Business Management Agreement